UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: August 21, 2013 (Date of earliest event reported:  August 21, 2013)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

2013 Long Term Incentive Plan

On July 24, 2013, RBC Bearings Incorporated (the “Company”) approved a new Company 2013 Long-Term Incentive Plan (the “Plan”) to be effective as of the date of approval by the Company’s shareholders. The Plan was submitted for shareholder approval at the 2013 annual general meeting of shareholders on September 12, 2013 as Item 3 of the Company’s 2013 Proxy Statement filed as Schedule 14A with the Securities and Exchange Commission on July 26, 2013. A copy of the Plan was included as Exhibit A to such Proxy Statement.

Effective as of August 21, 2013, the 2013 Long Term Incentive Plan was further amended and restated by the Company to clarify that the number of shares that may be used for any Grant under the Plan, except for a Stock Option or Stock Appreciation Right Grant, including but not limited to restricted stock or restricted unit Grants under the Plan, whether performance based or otherwise, may not exceed fifty percent (50%) of the total authorized number of Shares pursuant to the Plan.

A copy of the Company’s 2013 Long Term Incentive Plan (Amended and Restated as of August 21, 2013) is filed as Exhibit 10.1 herewith and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit 10.1     RBC Bearings Inc. 2013 Long-Term Incentive Plan (Amended and Restated as of August 21, 2013)

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 21, 2013

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary